================================================================================











                          AGREEMENT AND PLAN OF MERGER

                              dated April 22, 2004

                                     between

                         CENTRAL PACIFIC FINANCIAL CORP.

                                       and

                               CB BANCSHARES, INC.











================================================================================

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
                                    ARTICLE I

                    DEFINITIONS; INTERPRETATION; CONSTRUCTION

   1.01   DEFINITIONS.........................................................................1
   1.02   INTERPRETATION......................................................................8

                                   ARTICLE II

                                   THE MERGER

   2.01   THE MERGER..........................................................................9
   2.02   CLOSING.............................................................................9
   2.03   EFFECTIVE TIME......................................................................9
   2.04   EFFECTS OF THE MERGER...............................................................9
   2.05   ARTICLES OF INCORPORATION AND BY-LAWS...............................................9
   2.06   CORPORATE GOVERNANCE...............................................................10

                                   ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

   3.01   EFFECT ON CAPITAL STOCK............................................................10
   3.02   RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS............................................11
   3.03   ALLOCATION OF MERGER CONSIDERATION; ELECTION PROCEDURES............................11
   3.04   DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED CB SHARES; VOTING........................15
   3.05   ANTI-DILUTION ADJUSTMENTS..........................................................16
   3.06   STOCK OPTIONS......................................................................16

                                   ARTICLE IV

                       CONDUCT OF BUSINESS PENDING MERGER

   4.01   FOREBEARANCES......................................................................17
   4.02   COORDINATION OF DIVIDENDS..........................................................19

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

   5.01   DISCLOSURE SCHEDULES...............................................................19
   5.02   STANDARD...........................................................................19
   5.03   REPRESENTATIONS AND WARRANTIES.....................................................20

                                   ARTICLE VI

                                    COVENANTS

   6.01   REASONABLE BEST EFFORTS............................................................30
   6.02   SHAREHOLDER APPROVALS..............................................................30
   6.03   SEC FILINGS........................................................................31
   6.04   PRESS RELEASES.....................................................................32
   6.05   ACCESS; INFORMATION................................................................32
   6.06   ACQUISITION PROPOSALS..............................................................33
   6.07   AFFILIATES; AFFILIATE LETTERS......................................................34



                                      -i-




   6.08   TAKEOVER LAWS AND PROVISIONS.......................................................34
   6.09   NYSE LISTING; NASDAQ DE-LISTING....................................................34
   6.10   REGULATORY APPLICATIONS............................................................34
   6.11   INDEMNIFICATION....................................................................35
   6.12   BENEFIT PLANS......................................................................36
   6.13   TAXATION...........................................................................37
   6.14   NOTIFICATION OF CERTAIN MATTERS....................................................37
   6.15   EXEMPTION FROM LIABILITY UNDER SECTION 16(B).......................................37
   6.16   OTHER BENEFIT MATTERS..............................................................37
   6.17 PENDING LITIGATION...................................................................38
   6.18 TRANSITION TEAM......................................................................38

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

   7.01   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.........................38
   7.02   CONDITIONS TO CB BANCSHARES' OBLIGATION............................................39
   7.03   CONDITIONS TO CENTRAL PACIFIC'S OBLIGATION.........................................40

                                  ARTICLE VIII

                                   TERMINATION

   8.01   TERMINATION........................................................................41
   8.02   EFFECT OF TERMINATION AND ABANDONMENT..............................................42

                                   ARTICLE IX

                                  MISCELLANEOUS

   9.01   SURVIVAL...........................................................................43
   9.02   WAIVER; AMENDMENT..................................................................43
   9.03   COUNTERPARTS.......................................................................43
   9.04   GOVERNING LAW......................................................................43
   9.05   EXPENSES...........................................................................43
   9.06   NOTICES............................................................................44
   9.07   ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES.................................44
   9.08   SEVERABILITY.......................................................................45



Exhibit A-1      Form of Affiliates Letter

Annex            1 Form of Amendment to Articles of Incorporation

Annex            2 Form of Amendments to By-laws

Annex            3 Former CB Bancshares Directors

Annex            4 Officers

Annex            5 Pro Rata Selection Process

Annex            6 CB Bancshares Affiliates

Annex            7 Pending Litigation

         AGREEMENT AND PLAN OF MERGER, dated April 22, 2004 (this "Agreement"), between Central Pacific Financial Corp., a Hawaii corporation ("Central
Pacific"), and CB Bancshares, Inc., a Hawaii corporation ("CB Bancshares").


                                    RECITALS

         A. The Proposed Transaction. The parties intend to effect a strategic business combination through the merger of CB Bancshares with and into Central Pacific (the "Merger"), with Central Pacific the surviving corporation (the "Surviving Corporation").

         B. Board Determinations. The respective boards of directors of Central Pacific and CB Bancshares have each determined that the Merger and the other transactions contemplated hereby are in the best interests of their respective shareholders and, therefore, have approved the Merger, this Agreement and the plan of merger contained in this Agreement.

         C. Intended Tax Treatment. The parties intend the Merger to be treated as a reorganization under Section 368(a) of the Internal Revenue Code of 1986 (the "Code").

         NOW, THEREFORE, in consideration of the premises, and of the mutual representations, warranties, covenants and agreements contained in this Agreement, Central Pacific and CB Bancshares agree as follows:


                                   ARTICLE I

                    Definitions; Interpretation; Construction

         1.01   Definitions. This Agreement uses the following definitions:

         "Acquisition Proposal" means, with respect to either Central Pacific or CB Bancshares, (x) a tender or exchange offer that if consummated would result in any person beneficially owning 15% or more of the voting power in Central Pacific or CB Bancshares, as the case may be, (y) any proposal or offer for a merger, consolidation or other business combination involving Central Pacific or CB Bancshares, as the case may be, or any of their respective Significant Subsidiaries, or (z) any proposal or offer to acquire in any manner more than 15% of the voting power in, or more than 15% of the business, assets or deposits of, Central Pacific or CB Bancshares, as the case may be, or any of their respective Significant Subsidiaries, other than the transactions contemplated by this Agreement.

         "Acquisition Transaction" has the meaning assigned in Section 8.02(b).

         "Affiliates Letter" has the meaning assigned in Section 6.07.

         "Aggregate Cash Number" has the meaning assigned in Section 3.03(a).

         "Aggregate Stock Number" has the meaning assigned in Section 3.03(a).

         "Agreement" means this Agreement, as amended or modified from time to time in accordance with its terms.

         "Articles of Merger" has the meaning assigned in Section 2.03.

         "Benefit Plans" has the meaning assigned in Section 5.03(n).

         "Cash Consideration" has the meaning assigned in Section 3.01(a).

         "Cash Designated Shares" has the meaning assigned in Section 3.03(b).

         "Cash Election" has the meaning assigned in Section 3.03(b).

         "Cash Election Shares" has the meaning assigned in Section 3.03(b).

         "CB Bancshares" has the meaning assigned in the Preamble.

         "CB Bancshares Affiliate" has the meaning assigned in Section 6.07.

         "CB Bancshares Benefit Plans" means the Benefit Plans of CB Bancshares.

         "CB Bancshares Board" means the board of directors of CB Bancshares.

         "CB Bancshares Common Stock" means the common stock, par value $1.00 per share, of CB Bancshares.

         "CB Bancshares Insiders" means those officers and directors of CB Bancshares subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

         "CB Bancshares Meeting" has the meaning assigned in Section 6.02(a).

         "CB Bancshares Preferred Stock" means the preferred stock, par value $1.00 per share, of CB Bancshares.

         "CB Bancshares Rights" means the rights issued under the CB Bancshares Rights Agreements.

         "CB Bancshares Rights Agreements" means the Rights Agreement, dated as of July 23, 2003, between CB Bancshares and City Bank, as Rights Agent, and the Rights Agreement, dated as of March 16, 1989, between CB Bancshares and City Bank, as Rights Agent, as amended.

         "CB Bancshares Stock" means, collectively, the CB Bancshares Common Stock and the CB Bancshares Preferred Stock.

         "CB Bancshares Stock Option" has the meaning assigned in Section 3.06.

         "CB Bancshares Stock Plans" has the meaning assigned in
     Section 4.01(c).

         "CB Shares" means shares of CB Bancshares Common Stock.

         "Central Pacific" has the meaning assigned in the Preamble.

         "Central Pacific Articles" means the Restated Articles of Incorporation of Central Pacific, as amended, as in effect on the date hereof or as amended as provided herein, as the context requires.

         "Central Pacific Board" means the board of directors of Central
     Pacific.

         "Central Pacific By-Laws" means the Amended By-laws of Central Pacific, as in effect on the date hereof or as amended as provided herein, as the context requires.

         "Central Pacific Common Stock" means the common stock, no par value per share, of Central Pacific.

         "Central Pacific Meeting" has the meaning assigned in Section 6.02(a).

         "Central Pacific Preferred Stock" means the preferred stock, no par value per share, of Central Pacific.

         "Central Pacific Rights" means rights to purchase shares of Central Pacific Preferred Stock issued under the Central Pacific Rights Agreement.

         "Central Pacific Rights Agreement" means the Rights Agreement, dated as of August 26, 1998, between Central Pacific (formerly CPB Inc.) and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.), as Rights Agent.

         "Central Pacific Stock" means, collectively, the Central Pacific Common Stock and the Central Pacific Preferred Stock.

         "Central Pacific Stock Option" has the meaning assigned in
     Section 3.06.

         "Central Pacific Stock Plan" means the Central Pacific 1997 Stock Option Plan.

         "Certificate" means a certificate representing shares of Central Pacific Stock or CB Bancshares Stock, as the case may be.

         "Change of Control Payments" has the meaning assigned in
     Section 6.16(b).

         "Closing" has the meaning assigned in Section 2.02.

         "Closing Date" has the meaning assigned in Section 2.02.

         "Code" has the meaning assigned in the Recitals.

         "Commissioner" means the Commissioner of the Hawaii Division of Financial Institutions.

         "Company Reports" has the meaning assigned in Section 5.03(i).

         "Confidentiality Agreement" has the meaning assigned in
     Section 6.05(b).

         "Constituent Documents" means the articles or certificate of incorporation and by-laws of a corporation or banking organization, the certificate of partnership and partnership agreement of a general or limited partnership, the certificate of formation and limited liability company agreement of a limited liability company, the trust agreement of a trust and the comparable documents of other entities.

         "Department Director" means the Director of Commerce and Consumer Affairs of the State of Hawaii.

         "Disclosure Schedule" has the meaning assigned in Section 5.01.

         "Dissenting Shareholder" has the meaning assigned in Section 3.01(a).

         "Dissenting Shares" has the meaning assigned in Section 3.01(a).

         "Effective Time" has the meaning assigned in Section 2.03.

         "Election Deadline" has the meaning assigned in Section 3.03(b).

         "Employees" has the meaning assigned in Section 5.03(n).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" has the meaning assigned in Section 5.03(n).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Exchange Agent" has the meaning assigned in Section 3.03(b).

         "Exchange Fund" has the meaning assigned in Section 3.03(b).

         "Excluded Shares" has the meaning assigned in Section 3.01(a).

         "Form of Election" has the meaning assigned in Section 3.03(b).

         "Former CB Bancshares Directors" has the meaning assigned in
     Section 2.06(b).

         "Former Central Pacific Directors" has the meaning assigned in
     Section 2.06(b).

         "GAAP" means United States generally accepted accounting principles.

         "Governmental Authority" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any industry self-regulatory authority.

         "HBCA" means the Hawaii Business Corporation Act, as amended.

         "HCSAS" means the Hawaii Control Share Acquisitions Statute as set forth in Chapter 414E of the Hawaii Revised Statutes.

         "Indemnified Party" has the meaning assigned in Section 6.11(a).

         "Insurance Amount" has the meaning assigned in Section 6.11(b).

         "Joint Proxy Statement" has the meaning assigned in Section 6.03(a).

         "Lapse Date" has the meaning assigned in Section 2.06(a).

         "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

         "Material Adverse Effect" means, with respect to Central Pacific or CB Bancshares, any effect that

                  (a) is material and adverse to the financial condition,
             results of operations or business of Central Pacific and its Subsidiaries, taken as a whole, or CB Bancshares and its Subsidiaries, taken as a whole, respectively, excluding (with respect to each of clause (1), (2) or (3), however, only if the effect of a change on it is not materially different from the effect on comparable U.S. banking or financial services organizations) the impact of (1) changes in banking and other laws of general applicability or changes in the interpretation thereof by Governmental Authorities, (2) changes in GAAP or regulatory accounting requirements applicable to U.S. banks and bank holding companies generally, (3) changes in prevailing interest rates or other general economic conditions affecting U.S. banks and bank holding companies generally, (4) this Agreement and the transactions contemplated hereby or the announcement thereof, (5) actions or omissions of a party to this Agreement taken with the prior written consent of the other party to this Agreement or otherwise pursuant to its covenants set forth herein, in contemplation of the transactions contemplated hereby, (6) to the extent consistent with GAAP, any modifications or changes to valuation policies or practices, or restructuring charges, in each case taken with the prior approval of the other party to this Agreement, in connection with the Merger and (7) changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States; or

                  (b) would materially impair the ability of Central Pacific or
             CB Bancshares, respectively, to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

         "Measuring Price" means the average of the closing prices of Central Pacific Common Stock on the NYSE over the 10 consecutive trading day period ending on the trading day immediately prior to the Closing Date.

         "Merger" has the meaning assigned in the Recitals.

         "Merger Consideration" has the meaning assigned in Section 3.01(a).

         "NASDAQ" means the NASDAQ Stock Market.

         "Non-Election" has the meaning assigned in Section 3.03(b).

         "Non-Election Shares" has the meaning assigned in Section 3.03(b).

         "NYSE" means the New York Stock Exchange, Inc.

         "party" means Central Pacific or CB Bancshares.

         "PBGC" has the meaning assigned in Section 5.03(n).

         "Pension Plan" has the meaning assigned in Section 5.03(n).

         "person" is to be interpreted broadly to include any individual, savings association, bank, trust company, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.

         "Plans" has the meaning assigned in Section 5.03(n).

         "Previously Disclosed" means information set forth by a party in the applicable paragraph of its Disclosure Schedule, or any other paragraph of its Disclosure Schedule (so long as it is reasonably clear from the context that the disclosure in such other paragraph of its Disclosure Schedule is also applicable to the section of this Agreement in question).

         "Registration Statement" has the meaning assigned in Section 6.03(a).

         "Regulatory Authorities" has the meaning assigned in Section 5.03(k).

         "Representatives" means, with respect to any person, such person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

         "Requisite Regulatory Approvals" has the meaning assigned in
     Section 6.10(a).

         "Rights" means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any other person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such first person.

         "Sarbanes-Oxley Act" has the meaning set forth in Section 5.03(i).

         "SEC" means the United States Securities and Exchange Commission.

         "Section 16 Information" means information regarding the CB Bancshares Insiders, the number of shares of CB Bancshares Common Stock held or to be held by each such CB Bancshares Insider expected to be exchanged for Central Pacific Common Stock in the Merger, and the number and description of the options to purchase shares of CB Bancshares Common Stock held by each such CB Bancshares Insider and expected to be converted into options to purchase shares of Central Pacific Common Stock in connection with the Merger.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Stock Consideration" has the meaning assigned in Section 3.01(a).

         "Stock Designated Shares" has the meaning assigned in Section 3.03(b).

         "Stock Election" has the meaning assigned in Section 3.03(b).

         "Stock Election Shares" has the meaning assigned in Section 3.03(b).

         "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to those terms in Rule 1-02 of Regulation S-X promulgated by the SEC.

         "Superior Proposal" means a bona fide written Acquisition Proposal which the CB Bancshares Board concludes in good faith to be more favorable from a financial point of view to its shareholders than the Merger and the other transactions contemplated hereby, (1) after receiving the advice of its financial advisors (who shall be a nationally recognized investment banking firm), (2) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (3) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law; provided that for purposes of the definition of "Superior Proposal", the references to "more than 15%" in the definition of Acquisition Proposal shall be deemed to be references to "a majority" and the definition of Acquisition Proposal shall only refer to a transaction involving CB Bancshares or City Bank (with or without any other Significant Subsidiaries).

         "Surviving Corporation" has the meaning assigned in the Recitals.

         "Takeover Laws" has the meaning assigned in Section 5.03(t).

         "Takeover Provisions" has the meaning assigned in Section 5.03(t).

         "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or similar charges, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Time.

         "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

         "Termination Fee" has the meaning assigned in Section 8.02(b).

         1.02 Interpretation. (a) In this Agreement, except as context may otherwise require, references:

               (i) to the Preamble, Recitals, Sections, Exhibits, Annexes or Schedules are to the Preamble to, a Recital or Section of, or Exhibit, Annex or Schedule to, this Agreement;

               (ii) to this Agreement are to this Agreement, and the Annexes and Schedules to it, taken as a whole;

               (iii) to any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms hereof); and to any section of any statute or regulation are to any successor to the section;

               (iv) to any Governmental Authority include any successor to that Government Authority.

         (b) The table of contents and article and section headings are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement.

         (c) The words "include," "includes" or "including" are to be deemed followed by the words "without limitation."

         (d) The words "herein", "hereof" or "hereunder", and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific Section.

         (e) This Agreement is the product of negotiation by the parties, having the assistance of counsel and other advisors. The parties intend that this Agreement not be construed more strictly with regard to one party than with regard to the other.

         (f) No provision of this Agreement is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, which action or omission would violate applicable law (whether statutory or common law), rule or regulation.

                                   ARTICLE II

                                   The Merger

        2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, CB Bancshares will merge with and into Central Pacific at the Effective Time. At the Effective Time, the separate corporate existence of CB Bancshares will terminate. Central Pacific will be the Surviving Corporation and will continue its corporate existence under the laws of the State of Hawaii.

        2.02 Closing. The closing of the Merger (the "Closing") will take place in the offices of Sullivan & Cromwell LLP, 1888 Century Park East, Los Angeles, California, at 12:00 p.m. on the third business day (unless the parties agree to another time or date) after satisfaction or waiver of the conditions set forth in Article VII, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions (the "Closing Date").

        2.03 Effective Time. Subject to the provisions of this Agreement, in connection with the Closing, Central Pacific will duly execute and deliver articles of merger (the "Articles of Merger") to the Department Director for filing underss.414-315 of the HBCA. The parties will make all other filings or recordings required under the HBCA and the Merger will become effective when the Articles of Merger are filed in the office of the Department Director, or at such later date or time as Central Pacific and CB Bancshares agree and specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

        2.04 Effects of the Merger. The Merger will have the effects prescribed by the HBCA and this Agreement.

        2.05 Articles of Incorporation and By-laws. (a) The Central Pacific Articles, as in effect immediately before the Effective Time and amended as specified in Annex 1, will be the articles of incorporation of the Surviving Corporation as of the Effective Time.

          (b) The Central Pacific By-Laws, as in effect immediately before the Effective Time and amended as specified in Annex 2, will be the by-laws of the Surviving Corporation as of the Effective Time.

        2.06 Corporate Governance. (a) Survival of Section 2.06. Notwithstanding any other provision in this Agreement, the provisions of this
Section 2.06 are intended to survive the Effective Time and remain continuously in effect for a period of three years from the Effective Time (the "Lapse Date"), at which time the provisions of this Section 2.06 terminate.

         (b) Board of Directors of the Surviving Corporation. Prior to the Effective Time, Central Pacific shall take all actions necessary to adopt the amendment to the Central Pacific By-laws set forth in Annex 2 hereof. At the Effective Time, the Surviving Corporation's board of directors will be expanded to comprise 15 directors, to consist of (x) the 9 directors of the Central Pacific Board ("Former Central Pacific Directors") and (y) any 6 current members of the CB Bancshares Board set forth on Annex 3 hereto ("Former CB Bancshares Directors"). Unless he earlier resigns or retires, the current President and Chief Executive Officer of CB Bancshares, Mr. Ronald Migita will be the non-executive Chairman of the Surviving Corporation's board of directors for a period of not less than two years from the Effective Time. At the Effective Time, each of the three classes of directors of the Surviving Corporation will be comprised of three Former Central Pacific Directors and two Former CB Bancshares Directors. Mr. Migita will be a member of Class I. The members of the Surviving Corporation's board of directors as of the Effective Time will serve as directors until their respective successors are duly elected and qualified in accordance with the articles of incorporation of the Surviving Corporation, the by-laws of the Surviving Corporation and applicable law.

         (c) Officers. The Central Pacific Board will adopt resolutions prior to the Effective Time electing those persons set forth in Annex 4 to the positions described in Annex 4 as of the Effective Time.

         (d) Headquarters. The headquarters of the Surviving Corporation will be located at 220 South King Street, Honolulu, Hawaii.


                                   ARTICLE III

                       Consideration; Exchange Procedures

        3.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of CB Bancshares Stock or Central Pacific Stock:

         (a) Merger Consideration. Subject to the allocation and election procedures in Section 3.03, each CB Share issued and outstanding immediately prior to the Effective Time, together with the related CB Bancshares Right attached thereto, will be converted into the right to receive, at the election of the holder thereof as provided in Section 3.03, either (i) cash (the "Cash Consideration") in an amount equal to (x) 2.6752 multiplied by the Measuring Price plus (y) $20.00, or (ii) a number of fully paid and nonassessable shares of Central Pacific Common Stock (the "Stock Consideration" and together with the Cash Consideration, the "Merger Consideration") equal to the amount of the Cash Consideration divided by the Measuring Price, that number rounded to the fourth decimal place. All references in this Agreement to Central

Pacific Common Stock to be issued pursuant to the Merger shall be deemed to include Central Pacific Rights pursuant to the Central Pacific Rights Agreement, except where the context requires otherwise. Certificates that represented CB Shares before the Effective Time will be deemed for all purposes to represent the right to receive the Merger Consideration and any dividends or other distributions pursuant to this Article III. Notwithstanding anything in this
Section 3.01(a) to the contrary:

               (i) each CB Share owned by Central Pacific (other than in a fiduciary or agency capacity or as a result of debts previously contracted) or held in CB Bancshares' treasury (the "Excluded Shares") will be cancelled and no consideration will be issued or paid in exchange therefor, and

               (ii) any holder of CB Shares may elect to be paid the "fair value" of his or her CB Shares pursuant to the procedure set forth in
         Part XIV of the HBCA (such holder, a "Dissenting Shareholder", and the CB Shares held by such Dissenting Shareholder, the "Dissenting Shares"); provided that such Dissenting Shareholder follows the procedures and takes action in accordance with such Part of the HBCA. If any Dissenting Shareholder gives notice of intent to demand payment to CB Bancshares, CB Bancshares will promptly give Central Pacific notice thereof, and Central Pacific will have the right to direct all negotiations and proceedings with respect to any such demands. Neither CB Bancshares nor the Surviving Corporation will, except with the prior written consent of Central Pacific as to the determination of fair value, make any payment pursuant toss.414-356 of the HBCA or offer pursuant toss.414-358 of the HBCA. No Dissenting Shareholder shall be entitled to the Merger Consideration or any dividends or other distributions pursuant to this Article III. If any Dissenting Shareholder fails to perfect or effectively withdraws or loses the right to dissent, the CB Shares held by such Dissenting Shareholder will thereupon be treated as though such shares had been converted into CB Shares in respect of which a Non-Election is made.

         (b) Central Pacific Stock. Each share of Central Pacific Stock outstanding immediately prior to the Effective Time will remain outstanding.

        3.02 Rights as Shareholders; Stock Transfers. At the Effective Time, holders of CB Shares will cease to be, and will have no rights as, shareholders of CB Bancshares, other than rights to (a) receive any then unpaid dividend or other distribution with respect to such CB Shares having a record date before the Effective Time and (b) receive the Merger Consideration provided under this
Article III. After the Effective Time, there will be no transfers of CB Shares on the stock transfer books of CB Bancshares or the Surviving Corporation, and CB Shares presented to the Surviving Corporation for any reason will be cancelled and exchanged in accordance with this Article III.

        3.03 Allocation of Merger Consideration; Election Procedures. (a) Allocation. Notwithstanding anything in this Agreement to the contrary, the aggregate amount of cash that Central Pacific will pay as Merger Consideration (the "Aggregate Cash Number") other than cash in lieu of fractional shares shall be equal to (w) the number of CB Shares issued and outstanding immediately prior to the Effective Time of the Merger multiplied by
(x) $20.00. The aggregate number of shares of Central Pacific Common Stock that Central Pacific will issue as Merger Consideration (the "Aggregate Stock Number") shall be equal to (y) the number of CB Shares issued and outstanding immediately prior to the Effective Time of the Merger multiplied by (z) 2.6752.

         (b) Election Procedures. (i) At or prior to the Effective Time, Central Pacific shall deposit, or shall cause to be deposited, with an exchange agent selected by Central Pacific, with CB Bancshares' prior approval, which shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of certificates formerly representing CB Shares, certificates representing shares of Central Pacific Common Stock and any cash and any dividends or other distributions with respect to the Central Pacific Common Stock to be issued or paid pursuant to Sections 3.01(a) and 3.04 in exchange for outstanding CB Shares upon due surrender of the Certificates pursuant to the provisions of this Article III (such cash and certificates for shares of Central Pacific Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").

               (ii) Subject to allocation and proration in accordance with the provisions of this Section 3.03, each record holder of CB Shares (other than Excluded Shares) issued and outstanding immediately prior to the Election Deadline (as defined below) shall be entitled (A) to elect to receive in respect of each such Share (x) Cash Consideration (a "Cash Election") or (y) Stock Consideration (a "Stock Election"), or (B) to indicate that such record holder has no preference as to the receipt of Cash Consideration or Stock Consideration for such CB Shares (a "Non-Election").

               (iii) Elections pursuant to Section 3.03(b)(ii) shall be made on a form and with such other provisions to be reasonably agreed upon by CB Bancshares and Central Pacific (a "Form of Election") to be provided by the Exchange Agent for that purpose to holders of record of CB Shares (other than holders of Excluded Shares), together with appropriate transmittal materials, at the time of mailing to holders of record of CB Shares of the Joint Proxy Statement (as defined in Section 6.03) in connection with the shareholders meetings referred to in
         Section 6.02. Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be (x) properly completed, signed and submitted to the Exchange Agent at its designated office by 5:00 p.m. on the business day that is two trading days prior to the Closing Date (which date shall be publicly announced by Central Pacific as soon as practicable but in no event fewer than 14 days prior to the Closing Date) (the "Election Deadline") and (y) accompanied by the Certificate(s) representing the CB Shares as to which the election is being made (or by an appropriate guarantee of delivery of such Certificate(s) by a commercial bank or trust company in the United States or a member of a registered national security exchange or of the National Association of Securities Dealers, Inc., provided that such Certificates are in fact delivered to the Exchange Agent within three trading days after the date of execution of such guarantee of delivery). Central Pacific shall use its reasonable best efforts, and CB Bancshares shall cooperate with Central Pacific, to make a Form of Election available to all persons who become holders of record of CB Shares (other than Excluded Shares) between the date of the mailing described in the first sentence of this Section 3.03(b)(iii) and the Election Deadline. Central Pacific shall determine, which authority it may delegate in whole or in part to the Exchange Agent, whether Forms of Election have been properly completed, signed and submitted or revoked. The decision of Central Pacific (or the Exchange Agent, as the case may be) in such matters shall be conclusive and binding unless manifestly unreasonable. Neither Central Pacific nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. A holder of CB Shares that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election.

               (iv) An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any Certificate(s) representing CB Shares that have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such Certificate(s). Upon any such revocation, unless a duly completed Form of Election is thereafter submitted in accordance with paragraph
         (b)(iii) of this Section 3.03, such holder shall be deemed to have made a Non-Election as to those shares. In the event that this Agreement is terminated pursuant to the provisions hereof and any CB Shares have been transmitted to the Exchange Agent pursuant to the provisions hereof, such CB Shares shall promptly be returned without charge to the person submitting the same.

               (v) In the event that the aggregate amount of cash to be paid in respect of CB Shares for which a Cash Election is made (the "Cash Election Shares") exceeds the Aggregate Cash Number, (A) all shares in respect of which Stock Elections have been made (the "Stock Election Shares") and all shares in respect of which Non-Elections have been made or are deemed to have been made pursuant to Section 3.01(a)(ii) and this Section 3.03 ("Non-Election Shares") shall be converted into the right to receive Stock Consideration, and (B) all Cash Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration in the following manner:

               (A) the Exchange Agent shall select from among the Cash Election Shares, by a pro rata selection process as described in Annex 5, a sufficient number of shares ("Stock Designated Shares") such that the aggregate cash amount that will be paid in the Merger equals as closely as practicable the Aggregate Cash Number, and all Stock Designated Shares shall be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests); and

               (B) any Cash Election Shares that are not Stock Designated Shares shall be converted into the right to receive Cash
         Consideration.

               (vi) In the event that the aggregate number of shares of Central Pacific Common Stock to be issued in respect of Stock Election Shares exceeds the Aggregate

         Stock Number, (A) all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive Cash Consideration, and
         (B) all Stock Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration in the following manner:

               (A) the Exchange Agent shall select from among the Stock Election Shares, by a pro rata selection process as described in Annex 5, a sufficient number of shares ("Cash Designated Shares") such that the aggregate number of shares of Central Pacific Common Stock to be issued in the Merger equals as closely as practicable the Aggregate Stock Number, and all Cash Designated Shares shall be converted into the right to receive Cash Consideration; and

               (B) any Stock Election Shares that are not Cash Designated Shares shall be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests).

               (vii) In the event that both (A) the aggregate number of shares of Central Pacific Common Stock to be issued in respect of Stock Election Shares is lower than the Aggregate Stock Number and (B) the aggregate cash to be paid in respect of Cash Election Shares is lower than the Aggregate Cash Number, then (1) all Stock Election Shares shall be converted into the right to receive Stock Consideration, (2) all Cash Election Shares shall be converted into the right to receive Cash Consideration and (3) Non-Election Shares shall be converted into the right to receive either Cash Consideration or Stock Consideration (using such equitable proration process as shall be mutually determined by Central Pacific and CB Bancshares) such that the aggregate cash amount that will be paid in the Merger equals as closely as practicable the Aggregate Cash Number.

               (viii) The Exchange Agent, in consultation with Central Pacific and CB Bancshares, shall make all computations to give effect to this
         Section 3.03(b).

         (c) As soon as practicable after the Effective Time, and in no event more than five business days thereafter, the Exchange Agent shall mail to each holder of record of CB Shares who theretofore has not submitted such holder's Certificate or Certificates with a Form of Election, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. CB Bancshares shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. After completion of the allocation procedure set forth in Section 3.03(b) and upon surrender of a Certificate or Certificates for exchange and cancellation to the Exchange Agent, together with a properly executed letter of transmittal or Form of Election, as the case may be, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor
(x) a certificate representing that number of whole shares of Central Pacific Common Stock which such holder of CB Shares became entitled to receive pursuant to the provisions hereof and/or (y) a check representing the aggregate Cash Consideration and/or the amount of cash in lieu of fractional shares, if any, which such holder became entitled to receive pursuant to the provisions hereof, and the Certificate or Certificates so surrendered shall forthwith be cancelled.

         (d) No interest will be paid or accrued on the Cash Consideration, the cash in lieu of fractional shares or the unpaid dividends and distributions, if any, payable to holders of Certificates.

         (e) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Central Pacific Common Stock) that remains unclaimed by the former shareholders of CB Bancshares for 180 days after the Effective Time shall be delivered to Central Pacific. Any former shareholders of CB Bancshares who have not theretofore complied with this Article III shall thereafter look only to Central Pacific for delivery of any certificates for shares of Central Pacific Common Stock of such shareholders and payment of any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 3.01(a) and Section 3.04 upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Central Pacific, CB Bancshares or the Exchange Agent will be liable to any former holder of CB Bancshares Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Central Pacific, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Central Pacific Common Stock and any cash, unpaid dividends or other distributions that would be payable or deliverable in respect thereof pursuant to this Agreement had such lost, stolen or destroyed Certificate been surrendered.

         (g) Notwithstanding any other provision hereof, no fractional shares of Central Pacific Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Central Pacific will pay to each holder of CB Bancshares Common Stock who would otherwise be entitled to a fractional share of Central Pacific Common Stock (after taking into account all Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the Measuring Price.

         (h) Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 6.07) of CB Bancshares shall not be exchanged until Central Pacific has received a written agreement from such person as provided in Section 6.07 hereof.

        3.04 Distributions with Respect to Unexchanged CB Shares; Voting. (a) All shares of Central Pacific Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Central Pacific in respect of Central Pacific Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of Central Pacific Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article III. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Central Pacific Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Central Pacific Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Central Pacific Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

          (b) Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Central Pacific shareholders the number of whole shares of Central Pacific Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

        3.05 Anti-Dilution Adjustments. In the event that CB Bancshares changes the number of CB Shares or securities convertible or exchangeable into or exercisable for CB Shares, or Central Pacific changes the number of shares of Central Pacific Common Stock or securities convertible or exchangeable into or exercisable for shares of Central Pacific Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be proportionately and equitably adjusted to account for such change.

        3.06 Stock Options. Subject to any contrary provision in a Change of Control Agreement or other individual agreement with an optionholder, at the Effective Time, all outstanding and unexercised employee and director options to purchase shares of CB Bancshares Common Stock (each, a "CB Bancshares Stock Option") will cease to represent options to purchase CB Bancshares Common Stock and will be converted automatically into options to purchase Central Pacific Common Stock (each, a "Central Pacific Stock Option"), and Central Pacific will assume each CB Bancshares Stock Option subject to its terms, including any acceleration in vesting that will occur as a consequence of the Merger according to the instruments governing the CB Bancshares Stock Option and including any action to accelerate vesting taken prior to the Effective Time by the CB Bancshares Board (or committee duly authorized by the governing instruments); provided, however, that after the Effective Time:

                 (i) the number of shares of Central Pacific Common Stock purchasable upon exercise of each CB Bancshares Stock Option will be an amount, rounded to the nearest whole share, equal to the product of (1) the number of shares of CB Bancshares Common

         Stock that were purchasable under the CB Bancshares Stock Option immediately before the Effective Time and (2) the Stock Consideration; and

                 (ii) the per share exercise price for each CB Bancshares Stock Option will be an amount, rounded to the nearest cent, equal to (1) the per share exercise price of the CB Bancshares Stock Option in effect immediately before the Effective Time divided by (2) the Stock Consideration.

Notwithstanding the foregoing, each CB Bancshares Stock Option that is intended to be an "incentive stock option" (as defined in Section 422 of the Code) will be adjusted in accordance with the requirements of Section 424 of the Code. Accordingly, with respect to any incentive stock options, fractional shares will be rounded down to the nearest whole number of shares and, where necessary, the per share exercise price will be rounded up to the nearest cent. Before the Effective Time, Central Pacific will take all corporate action necessary to reserve for issuance a sufficient number of shares of Central Pacific Common Stock for delivery upon exercise of Central Pacific Stock Options in accordance with this Section 3.06. No later than 15 business days after the Effective Time, Central Pacific will file one or more appropriate registration statements (on Form S-3 or Form S-8 or any successor or other appropriate forms) with respect to the Central Pacific Common Stock underlying the Central Pacific Stock Options described in this Section 3.06.


                                   ARTICLE IV

                       Conduct of Business Pending Merger

        4.01 Forebearances. Central Pacific and CB Bancshares each agrees that from the date hereof until the Effective Time, except as expressly contemplated by this Agreement or as Previously Disclosed, without the prior written consent of the other party (which consent will not be unreasonably withheld or delayed), it will not, and will cause each of its Subsidiaries not to:

         (a) Ordinary Course. Conduct its business and the business of its Subsidiaries other than in the ordinary and usual course or fail to use reasonable best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and authorizations and their existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to materially impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

         (b) Operations. Enter into any new material line of business or change its material lending, investment, underwriting, risk and asset liability management and other material banking, financial and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority.

         (c) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its stock or Rights, including issuances of new shares of CB Bancshares Common Stock under CB

Bancshares' Stock Compensation Plan and Director Stock Option Plan ("CB Bancshares Stock Plans").

         (d) Dividends, Distributions and Repurchases. (1) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock (other than (A) dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries and
(B) regular quarterly dividends on its common stock at a rate equal to the rate paid by it during the fiscal quarter immediately preceding the date hereof and, subject to Section 4.02, at the times consistent with past practice) or (2) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock (other than repurchases of common shares in the ordinary course of business to satisfy obligations under dividend reinvestment or employee benefit plans).

         (e) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances or other dispositions or discontinuances in the ordinary course of business consistent with past practice and in a transaction that, together with other such transactions, is not material to it and its Subsidiaries, taken as a whole.

         (f) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity except in the ordinary course of business consistent with past practice and in a transaction that, together with other such transactions, is not material to it and its Subsidiaries, taken as a whole, and does not present a material risk that the Closing Date will be delayed or that the Requisite Regulatory Approvals will be more difficult to obtain.

         (g) Constituent Documents. Amend its Constituent Documents or the Constituent Documents (or similar governing documents) of any of its Significant Subsidiaries.

         (h) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements.

         (i) Adverse Actions. (1) Take or cause to be taken, or omit to take or cause to be taken, any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code or (2) take or cause to be taken, or omit to take or cause to be taken, any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied promptly, except as may be required by applicable law or regulation.

         (j) Indebtedness. Incur or guarantee any indebtedness for borrowed money or modify any material indebtedness or other liability, in each case other than in the ordinary course of business consistent with past practice.

         (k) Insurance. Fail to maintain insurance coverage in substantially the same amounts and types as currently maintained on the date hereof.

         (l) Litigation. Except in the ordinary course of business consistent with past practice, settle or compromise any claims or litigation which are material in terms of amount or precedent.

         (m) Benefit Plans. Except as Previously Disclosed, terminate, establish, adopt, enter into, amend or otherwise modify any Benefit Plan, or increase the salary, wage, bonus or other compensation of any employees except new grants and awards and increases occurring in the ordinary and usual course of business (which shall include normal periodic performance review and related compensation and benefit increases).

         (n) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

        4.02 Coordination of Dividends. Until the Effective Time, Central Pacific and CB Bancshares will coordinate on the declaration of any dividends or other distributions with respect to Central Pacific Common Stock and CB Bancshares Common Stock and the related record dates and payment dates, it being intended that Central Pacific and CB Bancshares shareholders will not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter on their shares of Central Pacific Common Stock or CB Bancshares Common Stock (including any shares of Central Pacific Common Stock received in exchange therefor in the Merger), as the case may be.


                                   ARTICLE V

                         Representations and Warranties

        5.01 Disclosure Schedules. On or before entry into this Agreement, each of Central Pacific and CB Bancshares delivered to the other party a schedule (respectively, each schedule a "Disclosure Schedule"), setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or to one or more of its covenants contained in Article IV or VI; provided, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty will not be deemed an admission by a party that such item is material or was required to be disclosed therein.

        5.02 Standard. For all purposes of this Agreement, no representation or warranty of CB Bancshares or Central Pacific contained in Section 5.03 (other than the representations and warranties contained in Section 5.03(b) and 5.03(c), which shall be true in all material respects) will be deemed untrue, and no party will be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 (read for this purpose without regard to any individual reference to "materiality" or "material adverse effect") has had or is reasonably likely to have a Material Adverse Effect with respect to CB Bancshares or Central Pacific, as the case may be.

        5.03 Representations and Warranties. Except as Previously Disclosed, CB Bancshares hereby represents and warrants to Central Pacific, and Central Pacific hereby represents and warrants to CB Bancshares, to the extent applicable, and on behalf of each of its Significant Subsidiaries, as follows:

         (a) Organization, Standing and Authority. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. It is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or assets or its conduct of business requires it to be so qualified. It has made available to the other party hereto a complete and correct copy of its articles of incorporation and bylaws, each as amended to the date hereof and as in full force and effect as of the date hereof.

         (b)   CB Bancshares Stock. In the case of CB Bancshares:

                   The authorized capital stock of CB Bancshares consists of
               50,000,000 shares of CB Bancshares Common Stock and 25,000,000 shares of CB Bancshares Preferred Stock. As of the date of this Agreement, no more than 4,395,096 shares of CB Bancshares Common Stock and no shares of CB Bancshares Preferred Stock were outstanding. The outstanding shares of CB Bancshares Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date of this Agreement, no more than 309,510 shares of CB Bancshares Common Stock were subject to CB Bancshares Stock Options granted under CB Bancshares Stock Plans. As of the date of this Agreement, no more than 879,450 shares of CB Bancshares Common Stock were reserved for issuance under the CB Bancshares Stock Plans. Other than pursuant to the CB Bancshares Rights Agreements, there are no shares of CB Bancshares Preferred Stock reserved for issuance. Except as set forth above and pursuant to this Agreement, outstanding CB Bancshares Stock Options, the CB Bancshares Stock Plans and the CB Bancshares Rights Agreements, as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate CB Bancshares to issue or sell any shares of capital stock or other securities of CB Bancshares or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of CB Bancshares, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as Previously Disclosed there are no agreements or understandings to which it is a party with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock of CB Bancshares. As of the date of this Agreement, CB Bancshares has no contractual obligations to redeem, repurchase or otherwise acquire, or to register with the SEC, any shares of CB Bancshares Stock.

         (c)   Central Pacific Stock. In the case of Central Pacific:

                       The authorized capital stock of Central Pacific
               consists of 50,000,000 shares of Central Pacific Common Stock and 1,000,000 shares of Central Pacific Preferred Stock. As of the date of this Agreement, no more than 16,096,607 shares of Central Pacific Common Stock and no shares of Central Pacific Preferred Stock were outstanding. The outstanding shares of Central Pacific Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date of this Agreement, no more than 779,264 shares of Central Pacific Common Stock were subject to Central Pacific Stock Options granted under the Central Pacific Stock Plan. As of the date of this Agreement, there were no more than 1,010,543 shares of Central Pacific Common Stock reserved for issuance under the Central Pacific Stock Plan. Other than pursuant to the Central Pacific Rights Agreement, there are no shares of CB Bancshares Preferred Stock reserved for issuance. Except as set forth above and pursuant to this Agreement, outstanding Central Pacific Stock Options, the Central Pacific Stock Plan and the Central Pacific Rights Agreement, as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate Central Pacific to issue or sell any shares of capital stock or other securities of Central Pacific or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of Central Pacific, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as Previously Disclosed there are no agreements or understandings to which it is a party with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock of Central Pacific. As of the date of this Agreement, Central Pacific has no contractual obligations to redeem, repurchase or otherwise acquire, or to register with the SEC, any shares of Central Pacific Stock. The shares of Central Pacific Common Stock to be issued in the Merger, when so issued in accordance with this Agreement, will have been duly authorized and validly issued and will be fully paid and nonassessable and not subject to any, and not issued in violation of, preemptive rights.

         (d) Significant Subsidiaries. (1) (A) It owns, directly or indirectly, all the outstanding equity securities of each of its Significant Subsidiaries free and clear of any Liens,

(B) no equity securities of any of its Significant Subsidiaries are or may become required to be issued (other than to it or its wholly owned Subsidiaries) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which any of such Significant Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Significant Subsidiaries (other than to it or its wholly-owned Subsidiaries),
(D) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (E) all the equity securities of each Significant Subsidiary held by it or its Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and nonassessable (except as provided in state laws relating to deficiency in capital stock of bank Subsidiaries). A true and complete list of its Significant Subsidiaries as of the date hereof is set forth in Section 5.03(d) of its Disclosure Schedule.

                       (2) Each of its Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in all jurisdictions where its ownership or leasing of property or its conduct of business requires it to be so qualified.

         (e) Power. It and each of its Subsidiaries has the corporate (or comparable) power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it has the corporate (or comparable) power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

         (f) Authority. Subject only to receipt of the affirmative vote of the holders of three-fourths of the outstanding shares of Central Pacific Common Stock or CB Bancshares Common Stock, as the case may be, to approve the plan of merger contained in this Agreement, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action on its part. This Agreement is its valid and legally binding obligation, enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

         (g) Adoption and Approval. Its board of directors adopted this Agreement and the plan of merger it contains and adopted resolutions recommending as of the date hereof to its shareholders approval of the plan of merger contained in this Agreement and any other matters required to be approved or adopted in order to effect the Merger and other transactions contemplated by this Agreement.

         (h) Regulatory Approvals; No Defaults. (1) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by it or any of its Subsidiaries in connection with the execution, delivery or performance by it of this Agreement or to consummate the Merger except for (A) filings of applications and notices with, receipt of approvals or nonobjections from, and expiration of the related waiting period required by foreign, federal and state banking authorities, including applications and notices under the Bank Holding Company Act of 1956 and an application to the Commissioner, (B) filing of the Registration Statement and Joint Proxy Statement with the SEC, and declaration by the SEC of the Registration Statement's effectiveness under the Securities Act, (C) receipt of the applicable shareholder approvals described in Section 5.03(f), (D) filing of the Articles of Merger and (E) such filings with applicable securities exchanges to obtain the authorizations for listing contemplated by this Agreement.

                       (2) Subject to receipt of the regulatory consents and approvals referred to in the preceding paragraph, and the expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien or any acceleration of remedies, penalty, increase in material benefit payable or right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its Subsidiaries or to which it or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, its Constituent Documents or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

         (i) Financial Reports and Regulatory Documents; Material Adverse Effect. (1) Its Annual Reports on Form 10-K for the fiscal years ended December 31, 2002 and 2003, and all other reports, registration statements, definitive proxy statements or information statements filed by it or any of its Subsidiaries subsequent to December 31, 2001 under the Securities Act, or under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed (collectively, its "Company Reports") with the SEC as of the date filed, (A) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the statements of financial position contained in or incorporated by reference into any such Company Report (including the related notes and schedules) fairly presented in all material respects its financial position and that of its Subsidiaries as of the date of such statement, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such Company Reports (including any related notes and schedules thereto) fairly presented in all material respects, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of it and its Subsidiaries for the periods to which those statements relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, and subject to normal year-end audit adjustments and as permitted by Form 10-Q in the case of unaudited statements.

                       (2) Except as set forth in the Company Reports filed prior to the date hereof, since December 31, 2003, it and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

                       (3) Except as set forth in the Company Reports filed prior to the date hereof, since December 31, 2003, (A) it and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to it.

                       (4)   It is in compliance in all material respects with
               (A) the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and (B) the applicable listing and corporate governance rules and regulations of the NYSE or NASDAQ, as the case may be. Except as permitted by the Exchange Act, including, without limitation, Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither it nor any of its Subsidiaries has made, arranged or modified (in any material way) personal loans to any executive officer or director of it or its Subsidiaries.

                       (5) It (A) has designed disclosure controls and procedures or caused such disclosure controls and procedures to be designed to ensure that material information relating to it, including its consolidated Subsidiaries, is made known to the management of it by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of its board of directors (1) any significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report financial information and (2) any fraud known to it, whether or not material, that involves management or other employees who have a significant role in its internal control over financial reporting. It has made available to the other party a summary of any such disclosure made to its auditors and audit committee since January 1, 2002.

         (j) Litigation. Except as Previously Disclosed or set forth in its Company Reports filed prior to the date hereof, there is no suit, action, investigation or proceeding pending or, to its knowledge, threatened against or affecting it or any of its Subsidiaries (and it is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, is
(1) material to it and its Subsidiaries, taken as a whole, or (2) that is reasonably likely to prevent or delay it in any material respect from performing its obligations under, or consummating the transactions contemplated by, this Agreement.

         (k)   Regulatory Matters. It is a bank holding company, as defined in
Section 2(a) of the Bank Holding Company Act of 1956, as amended. Neither it nor any of its Subsidiaries is subject to, or has been advised that it is reasonably likely to become subject to, any written order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, or adopted any extraordinary board resolutions at the request of, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities"). It knows of no reason relating to it that is reasonably likely to prevent or delay the parties from obtaining all Requisite Regulatory Approvals, or result in the imposition of a condition or conditions on such approval, or otherwise prevent or delay it in any material respect from performing its obligations under, or consummating the transactions contemplated by, this Agreement.

         (l)   Compliance with Laws. It and each of its Subsidiaries:

                       (1) conducts its business in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, and the Bank Secrecy Act;

                       (2) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to its knowledge, no suspension or cancellation of any of them is threatened; and

                       (3) has received, since December 31, 2001, no written notification from any Governmental Authority (A) asserting that it or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization.

         (m) Material Contracts; Defaults. (1) Except for those agreements and other documents filed as exhibits to its Company Reports, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (A) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K, (B) that restricts the conduct of business by it or any of its Subsidiaries or its or their ability to compete in any line of business or its ability to consummate the transactions contemplated hereby on a timely basis or (C) with respect to employment of an officer, director or consultant.

                       (2) Neither it nor any of its Subsidiaries is in default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

         (n) Employee Benefit Plans. (1) All material benefit and compensation plans, contracts, policies or arrangements covering its current employees or former employees and those of its Subsidiaries (its "Employees") and its current or former directors, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (its "Benefit Plans"), are Previously Disclosed. True and complete copies of all Benefit Plans, including, but not limited to, any trust instruments and insurance contracts and, with respect to any employee stock ownership plan, loan agreements forming a part of any Benefit Plans, and all amendments thereto, have been made available to the other party.

                       (2) All Benefit Plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering its Employees (its "Plans"), are in substantial compliance with ERISA, the Code and other applicable laws. Each of its Plans which is an "employee pension benefit plan" within the meaning of
               Section 3(2) of ERISA ("Pension Plan"), and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001, and it is not aware of any circumstances reasonably likely to result in the loss of the qualification of such Plan under Section 401(a) of the Code. Each voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code has (i) received an opinion letter from the Internal Revenue Service recognizing its exempt status under Section 501(c)(9) of the Code and (ii) filed a timely notice with the Internal Revenue Service pursuant to
               Section 505(c) of the Code, and it is not aware of circumstances likely to result in the loss of the exempt status of such Plan under Section 501(c)(9) of the Code. There is no material pending or, to the knowledge of CB Bancshares or Central Pacific, as the case may be, threatened litigation relating to its Plans. Neither it nor any of its Subsidiaries has engaged in a transaction with respect to any of its Plans that, assuming the taxable period of such transaction expired as of the date hereof, could subject it or any of its Subsidiaries to a tax or penalty imposed by either
               Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material. Neither it nor its Subsidiaries has incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

                       (3) No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by it or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or
               Section 414 of the Code (an "ERISA Affiliate"). None of it, any of its Subsidiaries or any of its ERISA Affiliates has contributed to a "multiemployer plan", within the meaning of
               Section 3(37) of ERISA, at any time during the six years immediately preceding the date hereof. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived or extended, other than pursuant to Pension Benefit Guaranty Corporation ("PBGC") Reg. Section 4043.66, has been required to be filed for any of its Pension Plans or by any of its ERISA Affiliates within the 12-month period ending on the date hereof or will be required to be filed solely as a result of the transactions contemplated by this Agreement.

                       (4) All contributions required to be made under the terms of any of its Benefit Plans have been timely made and all obligations in respect of any of its Plans have been properly accrued and reflected in the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof. None of its Pension Plans or any single-employer plan of any of its ERISA Affiliates has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and none of its ERISA Affiliates has an outstanding funding waiver. It is not reasonably anticipated that required minimum contributions to any Pension Plan under Section 412 of the Code will be materially increased by application of Section 412(l) of the Code. Neither it nor any of its Subsidiaries has provided, or is required to provide, security to any of its Pension Plans or to any single-employer plan of any of its ERISA Affiliates pursuant to Section 401(a)(29) of the Code.

                       (5) Under each of its Pension Plans which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of
               Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

                       (6) As of the date hereof, there is no material pending or, to its knowledge threatened, litigation relating to its Benefit Plans. Neither it nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan or collective bargaining agreement. It or its Subsidiaries may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination.

                       (7) There has been no amendment to, announcement by it or any of its subsidiaries relating to, or change in employee participation or coverage under, any Benefit Plan which would increase materially the expense of maintaining such Plan above the level of the expense incurred therefor for the most recent fiscal year. Neither its execution of this Agreement, the performance of its obligations hereunder, the consummation of the transactions contemplated by this Agreement, the termination of the employment of any of its employees within a specified time of the Effective Time nor shareholder approval of the transactions covered by this Agreement, will (x) limit its right (or the Surviving Corporation's right), in its sole discretion, to administer or amend in any respect or terminate any of its Benefit Plans or any related trust, (y) entitle any of its employees or any employees of its Subsidiaries to severance pay or any increase in severance pay, or (z) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of its Benefit Plans. To the best of CB Bancshares' knowledge, the documents previously provided to Central Pacific setting forth the "parachute payments" to "disqualified individuals" (as those terms are defined in Section 280G of the Code) accurately identify the individuals who would be considered disqualified individuals receiving parachute payments and accurately quantify the total amount of the parachute payments such individuals would receive.

         (o) Environmental Matters. To its knowledge, except as disclosed in its Company Reports filed prior to the date hereof or Previously Disclosed, any property currently owned or operated by it or any of its Subsidiaries (including in a fiduciary capacity): (i) is in substantial compliance with all applicable Environmental Laws; (ii) is not the subject of any pending written notice from any Governmental Authority alleging the violation of any applicable Environmental Law; (iii) is not currently subject to any court order, administrative order or decree arising under any Environmental Law; (iv) has not been used for the disposal of Hazardous Substances; and (v) has not had any emissions or discharges of Hazardous Substances except as permitted under applicable Environmental Law.

         As used herein, the term "Environmental Law" means any applicable law, regulation, code, license, judgment, order, decree, permit, or injunction from any Governmental Authority relating to: (A) the protection of the environment (including air, water, soil and natural resources) or (B) the handling, use, disposal, release or storage of any Hazardous Substance.

         As used herein, the term "Hazardous Substance" means any substance that is listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law including petroleum and any derivative or by-products thereof.

         (p) Taxes. (1) All material Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to it and its Subsidiaries have been duly and timely filed, and all such Tax Returns are complete and accurate in all material respects, (2) all material Taxes shown to be due on the Tax Returns referred to in clause (1) or that are otherwise due and payable have been paid in full, (3) all material Taxes that it or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party have been paid over to the proper Governmental Authority in a timely manner, to the extent due and payable, and (4) no extensions or waivers of statutes of limitation have been given by or requested with respect to any of its U.S. federal income taxes or those of its Subsidiaries that have not since been paid. It has made provision in accordance with GAAP, in the financial statements included in the Company Reports filed before the date hereof, for all Taxes not yet due that accrued on or before the end of the most recent period covered by its Company Reports filed before the date hereof. Neither it nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement or is or has been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group over which it is or was the common parent). As of the date hereof, neither it nor any of its Subsidiaries has any reason to believe that any conditions exist that could reasonably be expected to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. No Liens for Taxes exist with respect to any of its assets or properties or those of its Subsidiaries, except for statutory Liens for Taxes not yet due and payable or that are being contested in good faith and reserved for in accordance with GAAP. Neither it nor any of its Subsidiaries has been a party to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied. It has made available to the other party true and correct copies of the U.S. federal income Tax Returns filed by it and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 2003.

         (q) Labor Matters. Neither it nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is it or any of its Subsidiaries the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of its executive officers, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, organizational effort, slow-down or lockout involving it or any of its Subsidiaries.

         (r) Books and Records. Its books and records and those of its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

         (s) Financial Advisors, Etc. None of it, its Subsidiaries or any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein, except that, in connection with this Agreement, Central Pacific has retained Bear, Stearns & Co. Inc., as its financial advisor and CB Bancshares has retained Sandler O'Neill &

Partners, L.P., as its financial advisor, the respective engagement letters with which have been provided to the other party prior to the date hereof. As of the date hereof:

                       (1) CB Bancshares has received a written opinion of Sandler O'Neill & Partners, L.P., to the effect that the Merger Consideration is fair from a financial point of view to holders of CB Bancshares Common Stock.

                       (2) Central Pacific has received a written opinion of Bear, Stearns & Co. Inc., to the effect that the Merger Consideration is fair from a financial point of view to Central Pacific and holders of Central Pacific Common Stock.

         (t) Takeover Laws and Provisions. It has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including the HCSAS and Chapter 417E of the Hawaii Revised Statutes. It has taken all action required to be taken by it in order to make this Agreement and the transactions contemplated hereby comply with, and this Agreement and the transactions contemplated hereby do comply with, the requirements of any Articles, Sections or provisions of its Constituent Documents concerning "business combination", "fair price", "voting requirement", "constituency requirement" or other related provisions (collectively, "Takeover Provisions").

         (u) Rights Agreements. As to CB Bancshares only, the CB Bancshares Rights will not separate from the CB Shares or become exercisable solely as a result of entering into this Agreement or consummation of the Merger and the other transactions contemplated hereby. As of the Effective Time, neither CB Bancshares nor Central Pacific will have any obligations under the Rights or the Rights Agreements solely as a result of consummation of the Merger in accordance with the terms set forth herein.


                                   ARTICLE VI

                                    Covenants

        6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, Central Pacific and CB Bancshares will use all reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, and each will cooperate fully with, and furnish information to, the other party to that end.

        6.02 Shareholder Approvals. (a) Each of Central Pacific and CB Bancshares will take, subject to and in accordance with applicable law and its respective Constituent Documents, all action necessary to convene a meeting of its shareholders (including any adjournment or postponement, the "Central Pacific Meeting" and the "CB Bancshares Meeting", respectively), as promptly as practicable, to consider and vote upon the plan of merger contained in this

Agreement as well as any other matters required to be approved by such party's shareholders for consummation of the Merger.

         (b) Each of the Central Pacific Board and the CB Bancshares Board shall recommend approval of the plan of merger contained in this Agreement and shall take all lawful action to solicit such approval; provided, however, if either the CB Bancshares Board or the Central Pacific Board, after consultation with (and based on the advice of) counsel, determines in good faith that it would result in a violation of its fiduciary duties under applicable law to continue to recommend the plan of merger set forth in this Agreement, then in submitting the plan of merger to its shareholders, such board of directors may, to the extent permitted by applicable Hawaii law, submit the plan of merger to its shareholders without recommendation (although the resolutions adopting this Agreement as of the date hereof, described in Section 6.02(a) may not be rescinded or amended), in which event such board of directors may communicate the basis for its lack of recommendation to the shareholders of Central Pacific or CB Bancshares, as the case may be, in the Joint Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law; provided that if the CB Bancshares Board has determined not to recommend approval of the plan of merger contained in this Agreement because it has received an Acquisition Proposal that it concludes in good faith constitutes a Superior Proposal and that continuing to recommend the plan of merger set forth in this Agreement would result in a violation of its fiduciary duties, the CB Bancshares Board may not take any actions under this sentence until after giving Central Pacific at least five business days to respond to such Acquisition Proposal (and after giving Central Pacific notice of the latest material terms, conditions and third party in the Acquisition Proposal) and then taking into account any amendment or modification to this Agreement proposed by Central Pacific within such five business day period.

        6.03 SEC Filings. (a) Central Pacific and CB Bancshares will cooperate in ensuring that all filings required under SEC Rules 165, 425 and 14a-12 are timely and properly made. Central Pacific also will prepare an amendment to its registration statement on Form S-4 or other applicable form (the "Registration Statement") to be promptly filed by Central Pacific with the SEC in connection with the issuance of Central Pacific Common Stock in the Merger, and the parties will jointly prepare the joint proxy statement and prospectus and other proxy solicitation materials of Central Pacific and CB Bancshares constituting a part thereof (the "Joint Proxy Statement") and all related documents. The parties agree to cooperate, and to cause their Subsidiaries to cooperate, with the other party, its counsel and its accountants, in the preparation of the Registration Statement and the Joint Proxy Statement; and provided that both parties and their respective Subsidiaries have cooperated as required above, Central Pacific and CB Bancshares agree to file the Registration Statement, including the Joint Proxy Statement in preliminary form, with the SEC as promptly as reasonably practicable. Each of Central Pacific and CB Bancshares will use all reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Central Pacific also agrees to use all reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. CB Bancshares agrees to furnish to Central Pacific all information concerning CB Bancshares, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

         (b) Central Pacific and CB Bancshares each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (1) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
(2) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Central Pacific Meeting or the CB Bancshares Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. Central Pacific and CB Bancshares each further agrees that if it becomes aware that any information furnished by it would cause any of the statements in the Joint Proxy Statement or the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take appropriate steps to correct the Joint Proxy Statement or the Registration Statement.

         (c) Central Pacific will advise CB Bancshares, promptly after Central Pacific receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Central Pacific Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

        6.04 Press Releases. Central Pacific and CB Bancshares will consult with each other before issuing any press release or written shareholder communication with respect to the Merger or this Agreement and will not issue any such communication or make any such public statement without the prior consent of the other party, which will not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances), issue such communication or make such public statement as may be required by applicable law or securities exchange or NASDAQ rules. Central Pacific and CB Bancshares will cooperate to develop all public communications and make appropriate members of management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party.

        6.05 Access; Information. (a) Each of Central Pacific and CB Bancshares agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it will (and will cause its Subsidiaries to) afford the other party, and the other party's officers, employees, counsel, accountants and other authorized Representatives, such access during normal business hours throughout the period before the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties, personnel and such other information as such other party may reasonably request and, during such period, it will furnish promptly to such other party (1) a copy of each report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (2) all other information concerning the business, properties and personnel of it as the other may reasonably request. Neither party nor any of its Subsidiaries will be required to afford access or disclose information that would jeopardize attorney-client privilege, contravene any binding agreement with any third party or violate any law or regulation. The parties will make appropriate substitute arrangements in circumstances where the previous sentence applies.

         (b) Each party agrees that it will hold any information furnished to it pursuant to this Section 6.05 in accordance with the Confidentiality Agreement dated April 14, 2004 between Central Pacific and CB Bancshares (the "Confidentiality Agreement").

         (c    No investigation by either party of the business and affairs of the other party, pursuant to this Section 6.05 or otherwise, will affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

        6.06 Acquisition Proposals. (a) CB Bancshares agrees that it will not, and will cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to, any Acquisition Proposal or waive any provision of or amend the terms of the CB Bancshares Rights Agreements, in respect of an Acquisition Proposal; provided that in the event CB Bancshares receives an unsolicited bona fide written Acquisition Proposal and the CB Bancshares Board concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal, CB Bancshares may, and may permit its Subsidiaries and its Subsidiaries' officers, directors, agents, advisors and affiliates to, furnish or cause to be furnished confidential or nonpublic information or data and participate in such negotiations or discussions to the extent that the CB Bancshares Board concludes in good faith (and based on the advice of its outside counsel) that failure to take such actions would result in a violation of its fiduciary duties under applicable law; provided that prior to providing any confidential or nonpublic information permitted to be provided pursuant to the foregoing proviso, it shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the Confidentiality Agreement. CB Bancshares will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than Central Pacific with respect to any Acquisition Proposal and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. CB Bancshares will promptly (within one business day) advise Central Pacific following receipt of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and will keep Central Pacific apprised of any related developments, discussions and negotiations (including the terms and conditions of the Acquisition Transaction) on a current basis.

         (b) Nothing contained in this Agreement shall prevent CB Bancshares or the CB Bancshares Board from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal, provided that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.


        6.07 Affiliates; Affiliate Letters. CB Bancshares shall exercise its best efforts to deliver or cause to be delivered to Central Pacific, prior to the date of the CB Bancshares Meeting, from each person who may be deemed to be an "affiliate" of CB Bancshares within the meaning of Rule 145 under the Securities Act and whose name is set forth on Annex 6 hereto (each, a "CB Bancshares Affiliate"), a letter substantially in the form attached as Exhibit A-1 (the "Affiliates Letter"). Central Pacific shall not be required to maintain the effectiveness of the Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Central Pacific Common Stock by such affiliates received in the Merger and Central Pacific may direct the Exchange Agent not to issue certificates representing Central Pacific Common Stock received by any such affiliate until Central Pacific has received from such person an Affiliates Letter. Central Pacific may issue certificates representing Central Pacific Common Stock received by such affiliates bearing the legend set forth in the Affiliate Letter.

        6.08 Takeover Laws and Provisions. No party will take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them will take all necessary steps within its control to exempt (or ensure the continued exemption of) those transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect. No party will take any action that would cause the transactions contemplated by this Agreement not to comply with any Takeover Provisions and each of them will take all necessary steps within its control to make those transactions comply with (or continue to comply with) the Takeover Provisions.

        6.09 NYSE Listing; NASDAQ De-listing. Central Pacific will use all reasonable best efforts to cause the shares of Central Pacific Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable, and in any event before the Effective Time. The Surviving Corporation shall use its best efforts to cause the CB Bancshares Common Stock to be no longer quoted on the NASDAQ and de-registered under the Exchange Act as soon as practicable following the Effective Time.

        6.10 Regulatory Applications. (a) Central Pacific and CB Bancshares and their respective Subsidiaries will cooperate and use all reasonable best efforts to prepare as promptly as possible all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations, or extensions thereof, of all third parties and Governmental Authorities necessary to consummate the Merger (the "Requisite Regulatory Approvals") and will make all necessary filings in respect of those Requisite Regulatory Approvals as soon as practicable. Each of Central Pacific and CB Bancshares will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the Requisite

Regulatory Approvals. In exercising the foregoing right, each of the parties will act reasonably and as promptly as practicable. Each party agrees that it shall use its reasonable best efforts to consult with the other party with respect to obtaining all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby.

         (b) Central Pacific and CB Bancshares will, upon request, furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries with or to any third party or Governmental Authority in connection with the transaction contemplated by this Agreement.

        6.11 Indemnification. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of CB Bancshares or any of its subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of the CB Bancshares or any of its subsidiaries or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Central Pacific; provided, however, that (1) the Surviving Corporation shall have the right to assume the defense thereof and upon such assumption the Surviving Corporation shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Surviving Corporation, and the Surviving Corporation shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) the Surviving Corporation shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel and any necessary local counsel for all Indemnified Parties, (3) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed) and (4) the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

         (b) The Surviving Corporation shall cause the persons serving as officers and directors of CB Bancshares or its subsidiaries immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by CB Bancshares (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall the Surviving Corporation be required to expend on an annual basis more than 250% of the current amount expended by CB Bancshares on an annual basis (the "Insurance Amount") to maintain or procure such insurance coverage, and further provided that if the Surviving Corporation is unable to maintain or obtain the insurance called for by this Section 6.11(b), the Surviving Corporation shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

         (c)   Any Indemnified Party wishing to claim indemnification under
Section 6.11(a), upon learning of any claim, action, suit, proceeding or investigation described above, will promptly notify Central Pacific; provided that failure so to notify will not affect the obligations of Central Pacific under Section 6.11(a) unless and to the extent that Central Pacific is actually and materially prejudiced as a consequence.

         (d) If Central Pacific or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its assets to any other entity, then and in each case, Central Pacific will cause proper provision to be made so that the successors and assigns of Central Pacific will assume the obligations set forth in this
Section 6.11.

         (e) The provisions of this Section 6.11 are intended to be for the benefit of, and will be enforceable by, each Indemnified Party and his or her heirs and Representatives.

        6.12 Benefit Plans(b) . Except as otherwise provided in Section 6.16 hereof, following the Effective Time, the employees of CB Bancshares and its Subsidiaries will be eligible to participate in the employee benefit plans of the Surviving Corporation on substantially the same terms and conditions of similarly situated employees of the Surviving Corporation. The Surviving Corporation will cause such employee benefit plans to take into account for purposes of eligibility and vesting (but not for purposes of benefit accrual), service by employees of CB

Bancshares and its Subsidiaries as if such service were with the Surviving Corporation, to the same extent such service was credited under a comparable plan of CB Bancshares.

        6.13 Taxation. Neither party shall take or cause to be taken, or omit to take or cause to be taken, any action, whether before or after the Effective Time, that would or is reasonably likely to disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code. The parties shall use reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. Officers of Central Pacific and CB Bancshares shall execute and deliver to Skadden, Arps, Slate, Meagher & Flom LLP, counsel to CB Bancshares, and Sullivan & Cromwell LLP, counsel to Central Pacific, certificates containing appropriate representations and covenants at such time or times as may be reasonably requested by such law firms, including the effective date of the Registration Statement and the Closing Date, in connection with their respective deliveries of opinions with respect to the Tax treatment of the Merger.

        6.14 Notification of Certain Matters. Central Pacific and CB Bancshares will give prompt notice to the other of any fact, event or circumstance known to it that (1) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (2) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in
Article VII.

        6.15 Exemption from Liability Under Section 16(b). Assuming that CB Bancshares delivers to Central Pacific the Section 16 Information in a timely and accurate manner before the Effective Time, the Central Pacific Board, or a committee of "non-employee directors" thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), will reasonably promptly thereafter and in any event before the Effective Time adopt a resolution providing that the receipt by the CB Bancshares Insiders who may become an officer or director of the Surviving Corporation of Central Pacific Common Stock in exchange for shares of CB Bancshares Common Stock, and of options to purchase shares of Central Pacific Common Stock upon conversion of options to purchase shares of CB Bancshares Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are approved by the Central Pacific Board or by such committee thereof, and are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act, such that any such receipt will be so exempt.

        6.16 Other Benefit Matters. (a) The parties agree that, before the Effective Time, the CB Bancshares Board shall adopt the proposed CB Bancshares, Inc. Severance Pay Plan substantially in the form Previously Disclosed. Upon and after the Effective Time, Central Pacific shall assume and honor the Severance Pay Plan for a period of at least two years in accordance with its terms as they exist immediately prior to the Effective Time. During such two-year period, the employees of CB Bancshares and its Subsidiaries shall not participate in any severance plan of the Surviving Corporation.

         (b) The parties agree that, at or immediately before the Effective Time, CB Bancshares shall have paid to the individuals Previously Disclosed the amounts Previously Disclosed as a cash settlement of the respective individuals' claims under their Change of Control Agreements and Supplemental Executive Retirement Agreements, as applicable, with the assumption for this purpose that qualifications for such payments have been met at the Effective Time (the "Change of Control Payments"); provided, however, that such payments shall be made subject to receipt by CB Bancshares of written acknowledgements (in form and substance reasonably satisfactory to CB Bancshares and Central Pacific) by such individuals of the full satisfaction of their rights under such agreements, other than any rights to a gross-up payment calculated in accordance with the final determination of any excise tax which may be imposed with respect to such amounts and any rights which one or more individuals may have effectively waived in writing before the Effective Time (for example, a right to an option cash-out).

         (c) The parties agree that, before the Effective Time, CB Bancshares and Central Pacific shall have offered to enter into the proposed employment agreements Previously Disclosed with the individuals Previously Disclosed. For the avoidance of doubt, upon entry into such employment agreement by Central Pacific and the Previously Disclosed individual, the individual's Change of Control Agreement shall immediately terminate and be of no further force or effect (except to the extent otherwise provided in the applicable employment agreement). If any such Previously Disclosed individual does not enter into an employment agreement with Central Pacific, such individual's Change of Control Agreement and Supplemental Executive Retirement Agreement shall remain in full force and effect.

         (d) The parties agree that, before the Effective Time, the CB Bancshares Board (or a committee duly authorized by the relevant governing instruments) may, in its discretion, take action to accelerate the vesting of CB Bancshares Options.

        6.17 Pending Litigation. Central Pacific and CB Bancshares shall take all steps necessary to cause the lawsuits set forth in Annex 7 to be dismissed with prejudice without cost imposed on the other party as soon as reasonably practicable following the date hereof.

        6.18 Transition Team. Promptly following the execution of this Agreement, Central Pacific and CB Bancshares shall work together to form a transition team consisting of an equal number of members of the senior management of each of Central Pacific and CB Bancshares. Prior to the Effective Time, such transition team shall oversee matters relating to the integration of the businesses and operations of the two companies in connection with the Merger.


                                  ARTICLE VII

                            Conditions to the Merger

        7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of Central Pacific and CB Bancshares to consummate the Merger is subject to the fulfillment or written waiver by Central Pacific and CB Bancshares before the Effective Time of each of the following conditions:

         (a) Shareholder Approvals. The plan of merger contained in this Agreement shall have been duly approved by the requisite vote of the shareholders of Central Pacific and CB Bancshares.

         (b) Regulatory Approvals. All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

         (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Merger. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits or makes illegal the consummation of the Merger.

         (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

         (e) Listing. The shares of Central Pacific Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

        7.02 Conditions to CB Bancshares' Obligation. CB Bancshares' obligation to consummate the Merger is also subject to the fulfillment or written waiver by CB Bancshares before the Effective Time of each of the following conditions:

         (a)   Central Pacific's Representations and Warranties. Subject to
Section 5.02, the representations and warranties of Central Pacific in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date in which case such representations and warranties will be true and correct as of such earlier date) as of the Closing Date as though made on and as of the Closing Date; and CB Bancshares shall have received a certificate, dated the Closing Date, signed on behalf of Central Pacific by the Chief Executive Officer and the Chief Financial Officer of Central Pacific to that effect.

         (b) Performance of Central Pacific's Obligations. Central Pacific shall have performed in all material respects all obligations required to be performed by it under this Agreement at or before the Effective Time; and CB Bancshares shall have received a certificate, dated the Closing Date, signed on behalf of Central Pacific by the Chief Executive Officer and the Chief Financial Officer of Central Pacific to that effect.

         (c) Opinion of Tax Counsel. CB Bancshares shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Closing Date and based on facts, representations and assumptions described in such opinion that are consistent with the state of facts existing at such time, substantially to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may require and rely upon representations and covenants, including those contained in certificates of officers of Central Pacific and CB Bancshares or others, reasonably satisfactory in form and substance to such counsel.

         (d) By-law Amendment. Central Pacific shall have taken all action necessary so that the amendment to the Central Pacific By-laws set forth in Annex 2 shall have been duly adopted by the Central Pacific Board no later than the Effective Time, which amendment shall remain in full force and effect.

         (e) CIC Payments. Either CB Bancshares or Central Pacific (if CB Bancshares shall not have made such payment) shall have paid the Change of Control Payments to the individuals Previously Disclosed.

         (f) Appointment of Directors and Officers. The Central Pacific Board shall have adopted resolutions, which resolutions shall remain in full force and effect, electing the Former CB Bancshares Directors to the Board of Directors in accordance with Section 2.06 and appointing those persons set forth in Annex 4 to the positions described in Annex 4, each as of the Effective Time.

         (g) Employment Agreements. Central Pacific shall have offered to the individuals Previously Disclosed employment agreements containing the terms Previously Disclosed.

        7.03 Conditions to Central Pacific's Obligation. Central Pacific's obligation to consummate the Merger is also subject to the fulfillment, or written waiver by Central Pacific, before the Effective Time of each of the following conditions:

         (a) CB Bancshares' Representations and Warranties. Subject to Section 5.02, the representations and warranties of CB Bancshares in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date in which case such representations and warranties will be true and correct as of such earlier date) as of the Closing Date as though made on and as of the Closing Date; and Central Pacific shall have received a certificate, dated the Closing Date, signed on behalf of CB Bancshares by the Chief Executive Officer and the Chief Financial Officer of CB Bancshares to that effect.

         (b) Performance of CB Bancshares' Obligations. CB Bancshares shall have performed in all material respects all obligations required to be performed by it under this Agreement at or before the Effective Time; and Central Pacific shall have received a certificate, dated the Closing Date, signed on behalf of CB Bancshares by the Chief Executive Officer and the Chief Financial Officer of CB Bancshares to that effect.

         (c) Opinion of Tax Counsel. Central Pacific shall have received an opinion of Sullivan & Cromwell LLP, dated the Closing Date and based on facts, representations and assumptions described in such opinion that are consistent with the state of facts existing at such time, substantially to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Sullivan & Cromwell LLP may require and rely upon representations and covenants, including those contained in certificates of officers of Central Pacific and CB Bancshares or others, reasonably satisfactory in form and substance to such counsel.


                                  ARTICLE VIII

                                   Termination

        8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned, at any time before the Effective Time, by Central Pacific or CB
Bancshares:

         (a)   Mutual Agreement. With the mutual agreement of the other party.

         (b) Breach. If there has been a breach of any representation, warranty, covenant or agreement made by a party in this Agreement, or any such representation and warranty shall have become untrue, subject to the standard set forth in Section 5.02, after the date of this Agreement, and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by the other party to the breaching party; provided that (i) such breach would entitle the non-breaching party not to consummate the Merger under Article VII and (ii) the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein.

         (c) Failure to Obtain Shareholder Approval. If the approval of CB Bancshares' shareholders required by Section 7.01(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof or the approval of Central Pacific's shareholders required by Section 7.01(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, provided that the terminating party shall not be in material breach of its obligations under
Section 6.02.

         (d) Adverse Action. If the other party's board of directors submits this Agreement (or the plan of merger contained herein) to its shareholders without a recommendation for approval or with special and materially adverse conditions on such approval; or such board of directors otherwise withdraws or materially and adversely modifies (or discloses its intention to withdraw or materially and adversely modify) its recommendation referred to in Section 6.02; or such board of directors recommends to its shareholders an Acquisition Proposal other than the Merger; or such board of directors negotiates or authorizes the conduct of negotiations (and five business days have elapsed without such negotiations being discontinued) with a third party (it being understood and agreed that "negotiate" shall not be deemed to include the provision of information to, or the request and receipt of information from, any person that submits an Acquisition Proposal or discussions regarding such information for the sole purpose of ascertaining the terms of such Acquisition Proposal and determining whether the board of directors will in fact engage in, or authorize, negotiations) regarding an Acquisition Proposal other than the Merger.

         (e) Delay. If the Effective Time has not occurred by the close of business on September 30, 2004; provided, however, that the right to terminate this Agreement under this Section 8.01(e) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, the failure of the Effective Time to occur on or before such date.

         (f) Denial of Regulatory Approval. If the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement is denied by final, nonappealable action of such Governmental Authority; provided, however, that the right to terminate this Agreement under this Section 8.01(f) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, such action.

        8.02 Effect of Termination and Abandonment. (a) If this Agreement is terminated and the Merger is abandoned, neither party will have any liability or further obligation under this Agreement, except that termination will not relieve a party from liability for any willful or deliberate breach by it of this Agreement and except that Section 6.05(b), this Section 8.02 and Article IX will survive termination of this Agreement.

         (b) In the event that (i) an Acquisition Proposal shall have been made to CB Bancshares or any of its shareholders or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to CB Bancshares and thereafter this Agreement is terminated by either party pursuant to (x) Section 8.01(e) for failure of the Merger to be consummated by the date specified therein and such failure is the result of the knowing action or inaction of the non-terminating party or (y)
Section 8.01(c) for failure to obtain CB Bancshares' shareholder approval or
(ii) this Agreement is terminated by Central Pacific pursuant to Section 8.01(d), then CB Bancshares shall promptly, but in no event later than 2 business days after the date of such termination, pay a termination fee, representing liquidated damages, of $12,520,000 (the "Termination Fee"), by wire transfer of immediately available funds to an account specified by Central Pacific; provided, however, that no Termination Fee shall be payable to Central Pacific pursuant to clause (i) or (ii) of this paragraph (b) unless and until within 18 months following the termination of this Agreement, a transaction constituting an Acquisition Transaction is consummated or CB Bancshares enters into an agreement providing for an Acquisition Transaction. For purposes of this Agreement, the term "Acquisition Transaction" shall mean (i) the direct or indirect acquisition, purchase or assumption of all or a substantial portion of the assets or deposits of CB Bancshares, (ii) the acquisition by any person of direct or indirect beneficial ownership (including by way of merger, consolidation, share exchange or otherwise) of 25% or more of the outstanding shares of voting stock of CB Bancshares, or (iii) a merger, consolidation, business combination, liquidation, dissolution or similar transaction of or involving CB Bancshares, other than a merger, business combination or similar transaction if (x) the shareholders of CB Bancshares immediately before any such transaction own at least 60% of the voting stock of the entity surviving such transaction (or the parent thereof) immediately following such transaction, and
(y) as a result of such transaction no person or group shall own or control 25% or more of the voting stock of the surviving entity (or parent thereof) immediately following the transaction.

         (c) The parties acknowledge that the agreements contained in paragraph (b) above are an integral part of the transactions contemplated by this Agreement, and that without such agreements the parties would not have entered into this Agreement, and that such amounts do not constitute a penalty. If CB Bancshares fails to promptly pay Central Pacific the amounts due under paragraph (b) above within the time period specified therein, CB Bancshares shall pay all costs and expenses (including attorneys' fees) incurred by Central Pacific in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the publicly announced prime rate of JPMorgan Chase from the date such amounts were required to be paid.


                                   ARTICLE IX

                                  Miscellaneous

        9.01 Survival. The representations, warranties, agreements and covenants contained in this Agreement will not survive the Effective Time, except for those agreements and covenants which by their terms apply in whole or in part after the Effective Time, including Section 2.06 (Corporate Governance),
Article III (Consideration; Exchange Procedures), Sections 6.05(b) (Confidentiality Agreement), 6.11 (Indemnification), 6.16 (Other Benefit Matters) and this Article IX.

        9.02 Waiver; Amendment. Before the Effective Time, any provision of this Agreement may be (a) waived by the party benefited by the provision, but only in writing, or (b) amended or modified at any time, but only by a written agreement executed in the same manner as this Agreement, except to the extent that any such amendment would violate Hawaii law or require resubmission of this Agreement or the plan of merger contained herein to the shareholders of Central Pacific or CB Bancshares.

        9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original.

        9.04 Governing Law. This Agreement is governed by, and will be interpreted in accordance with, the laws of the State of Hawaii applicable to contracts made and to be performed entirely within that State.

        9.05 Expenses. Each party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that Central Pacific and CB Bancshares will each bear and pay one-half of the following expenses: (a) the costs (excluding the fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the preparation (including copying and printing and distributing) of the Registration Statement, the Joint Proxy Statement and applications to Governmental Authorities for the approval of the Merger and (b) all listing, filing or registration fees, including, without limitation, fees paid for filing the Registration Statement with the SEC and any other fees paid for filings with Governmental Authorities.

        9.06 Notices. All notices, requests and other communications given or made under this Agreement must be in writing and will be deemed given when personally delivered, facsimile transmitted (with confirmation) or mailed by registered or certified mail (return receipt requested) to the persons and addresses set forth below or such other place as such party may specify by notice.

                  If to Central Pacific, to:

                  Central Pacific Financial Corp.
                  220 South King Street
                  Honolulu, Hawaii  96813
                  Attention:  Glenn K.C. Ching
                  Facsimile:  (808) 544-6835


                  with a copy to:

                  Sullivan & Cromwell LLP
                  1888 Century Park East
                  Los Angeles, California  90067
                  Attention:    Alison S. Ressler, Esq.
                  Facsimile: (310) 712-8800


                  If to CB Bancshares, to:

                  CB Bancshares, Inc.
                  201 Merchant Street
                  Honolulu, Hawaii  96813
                  Attention:  Ronald K. Migita
                  Facsimile:  (808) 535-2518

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  4 Times Square
                  New York, New York 10036
                  Attention:  Fred B. White, III Esq.
                  Facsimile:  (212) 735-2000

        9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement represents the entire understanding of Central Pacific and CB Bancshares regarding the transactions contemplated hereby and supersede any and all other oral or written agreements previously made or purported to be made, other than the Confidentiality Agreement, which will survive the execution and delivery of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied on by any party in entering into this Agreement. Except for Section 6.11, which is intended to benefit the Indemnified Parties to the extent stated, and except for Section 6.16, nothing expressed or implied in this Agreement is intended to confer any rights, remedies, obligations or liabilities upon any person other than Central Pacific and CB Bancshares.

        9.08 Severability. If any provision of this Agreement or the application thereof to any person (including, without limitation, the officers and directors of Central Pacific or CB Bancshares) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.





                       [THE NEXT PAGE IS A SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                CENTRAL PACIFIC FINANCIAL CORP.


                                By:           /s/  Clint Arnoldus
                                     -----------------------------------------
                                     Name:  Clint Arnoldus
                                     Title: Chairman, President and
                                            Chief Executive Officer


                                 CB BANCSHARES, INC.


                               By:          /s/  Ronald K. Migita
                                     -----------------------------------------
                                     Name:  Ronald K. Migita
                                     Title: President and Chief Executive
                                            Officer

                                   Exhibit A-1
                                   -----------



Central Pacific Financial Corp.
220 South King Street
Honolulu, HI  96813

Ladies and Gentlemen:

         I have been advised that I may be deemed to be an "affiliate" of CB Bancshares, Inc. (the "Company"), as that term is defined for purposes of Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). I understand that pursuant to the terms of the Agreement and Plan of Merger, dated April 22, 2004 (as amended from time to time, the "Agreement"), between the Company and Central Pacific Financial Corp. ("Central Pacific"), the Company plans to merge with and into Central Pacific (the "Merger"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

         I further understand that as a result of the Merger, I may receive shares of common stock of Central Pacific ("Central Pacific Common Stock") in exchange for shares of common stock of the Company ("Company Common Stock") or as a result of the exercise of CB Bancshares Stock Options or similar Rights (as each term is defined in the Agreement).

         I have carefully read this letter and reviewed the Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Central Pacific Common Stock and Company Common Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

         I represent, warrant and covenant with and to Central Pacific that in the event I receive any Central Pacific Common Stock as a result of the Merger:

1. I will not make any sale, transfer, or other disposition of such Central Pacific Common Stock unless (a) such sale, transfer or other disposition has been registered under the Securities Act, (b) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act, or (c) in the opinion of counsel in form and substance reasonably satisfactory to Central Pacific, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

2. I understand that, except as provided in Section 3.06 of the Agreement, Central Pacific is under no obligation to register the sale, transfer or other disposition of shares of Central Pacific Common Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available, except the obligation to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, as more fully described below.

3. I understand that stop transfer instructions will be given to Central Pacific's transfer agent with respect to the shares of Central Pacific Common Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

         "The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and Central Pacific Financial Corp., a copy of which agreement is on file at the principal offices of Central Pacific Financial Corp."

         It is understood and agreed that this letter agreement shall terminate and be of no further force and effect if the Agreement is terminated in accordance with its terms. I understand and agree that the legend set forth in paragraph (3) above will be removed by delivery of substitute certificates without such legend and all stop transfer instructions shall be lifted if I deliver to Central Pacific (a) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Central Pacific, to the effect that such legend is not required for purposes of the Securities Act, or (b) evidence or representations reasonably satisfactory to Central Pacific that Central Pacific Common Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

         By its acceptance hereof, Central Pacific agrees, for a period of two years after the Effective Time (as defined in the Agreement), that it, as the Surviving Corporation, will file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 144(c) promulgated under the Securities Act are satisfied and the resale provisions of Rule 145(d)(1) and (2) promulgated under the Securities Act are therefore available to me in the event I desire to transfer any Central Pacific Common Stock issued to me in the Merger.

         By signing this letter agreement, without limiting or abrogating the agreements that I have made as set forth above, I do not admit that I am an "affiliate" of the Company within the meaning of the Securities Act or the rules and regulations promulgated thereunder, and I do not waive any right that I may have to object to any assertion that I am an affiliate.

         This letter agreement shall be governed by and construed in accordance with the laws of the State of Hawaii. This letter agreement shall terminate if and when the Agreement is terminated according to its terms.



                                Very truly yours,


                                -----------------------------
                                Name:

Accepted this _____ day of

                                , 2004
--------------------------------



CENTRAL PACIFIC FINANCIAL CORP.


By       -----------------------------------------
         Name:
              ---------------------------------
         Title:
                -------------------------------















                                      -3-